Exhibit 1.1

CAPITAL TITLE GROUP, INC.

6,850,000 Shares of Common Stock, par value $0.001

Underwriting Agreement

[    ], 2005

Ryan Beck & Co., Inc.

Sanders Morris Harris Inc.

c/o Ryan Beck & Co., Inc.

18 Columbia Turnpike

Florham Park, New Jersey 07932

Ladies and Gentlemen:

Capital Title Group, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 5,000,000 shares of Common Stock, par value $0.001 per share (“Stock”) of the Company and, at the election of the Underwriters, up to 1,027,500 additional shares of Stock. The stockholders of the Company named in Schedule II hereto (each, a “Selling Stockholder” and collectively the “Selling Stockholders”) propose, subject to the terms and conditions stated herein, to sell to the Underwriters (a) an aggregate of 1,550,000 shares of Stock; and (b) a warrant (the “Warrant”) to purchase 300,000 shares of Stock evidenced by that certain Warrant No. W001-NH, dated September 18, 2002, issued by the Company to FinWest Group, a California corporation (“FinWest”). The aggregate of 6,550,000 shares to be sold by the Company and the Selling Stockholders is herein called the “Firm Shares”; the aggregate of 300,000 shares issuable upon exercise of the Warrant is herein called the “Warrant Shares”; and the aggregate of 1,027,500 additional shares to be sold by the Company is herein called the “Optional Shares”. The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares.”

1. (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

(i) A registration statement on Form S-3 (File No. 333-128609) (the “Initial Registration Statement”) in respect of the Shares and Warrant Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto, or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including the information incorporated by reference therein, all exhibits thereto, and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”) (Reference made herein to any Preliminary Prospectus, Prospectus, or Registration Statement, as amended and supplemented, shall include all documents incorporated by reference therein as of the date of such Preliminary Prospectus, Prospectus, or Registration Statement, as the case may be, and any reference to any amendment or supplement to any Preliminary Prospectus, Prospectus, or Registration Statement shall be deemed to refer to and include any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus, Prospectus, or Registration Statement, as the case may be, and incorporated by reference in such Preliminary Prospectus, Prospectus, or Registration Statement);

(ii) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Ryan Beck & Co., Inc. expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the Form S-3;

(iii) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Ryan Beck & Co., Inc. expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the Form S-3;

(iv) The conditions for use of Form S-3 for this offering, as set forth in the General Instructions thereto, have been satisfied;

(v) The documents which are incorporated by reference in the Prospectus when it became effective or was filed with the Commission, as the case may be, conformed in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the Rules and, and any documents so filed and incorporated by reference subsequent to the effective date of the Registration Statement shall, when they are filed with the Commission, conform in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder (the “Rules and Regulations”); and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable. No such documents when they were filed or will be filed (or, if amendments with respect to such documents were filed, when such amendments were filed), contained or will contain an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(vi) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood, or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order, or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock (other than upon the issuance or exercise of shares or stock options granted in the ordinary course of business pursuant to the Company’s existing stock option plans) or long term debt of the Company or any of its subsidiaries or any material adverse change, or any development specifically related to the Company or its industry that would be reasonably likely to result in a material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity, or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”), otherwise than as set forth or contemplated in the Prospectus;

(vii) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances, and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under leases which are valid, existing, and enforceable against the Company or any such subsidiary, and are, to the knowledge of the Company, enforceable against the other party or parties thereto and are in full force and effect with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or its subsidiaries;

(viii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified in any such jurisdiction would not in the aggregate have a Material Adverse Effect; and each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation;

(ix) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company, including the Shares to be sold by the Selling Stockholders, have been duly and validly authorized and issued, are fully paid and nonassessable and free of any preemptive or similar rights and conform to the description of the Stock contained in the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and nonassessable and (except as set forth in the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities, or claims;

(x) The Company has the corporate power and authority to execute and deliver this Agreement, and all corporate action required to be taken for the due and proper authorization, execution, and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly taken by the Company;

(xi) This Agreement and the Warrant have been duly authorized, executed, and delivered by the Company; the Warrant is a legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as the enforcement hereof or thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or affecting the rights and remedies of creditors or by general principles of equity; the Warrant, when purchased by the Underwriters as contemplated herein, will be exercisable in full by the Underwriters in accordance with the terms thereof;

(xii) The unissued Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid, and nonassessable and free of any preemptive or similar rights and from any restrictions on transfer (after giving effect to the registration of such Shares under the Securities Act) and will conform to the description of the Stock contained in the Prospectus; the Warrant Shares issuable upon exercise of the Warrant have been duly authorized and reserved for issuance upon such exercise, and, when issued, paid for, and delivered upon exercise of the Warrant in accordance with the terms thereof, such Warrant Shares will be validly issued, fully paid, and nonassessable and free of any preemptive or similar rights and from any restrictions on transfer (after giving effect to the registration of such Warrant Shares under the Securities Act), and will be owned free and clear of all liens, encumbrances, equities, or claims.

(xiii) The issue and sale of the Shares and Warrant Shares to be sold by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) result in any violation of the provisions of the Certificate of Incorporation or Bylaws of the Company or, (C) result in any violation of the provisions of any statute or any order, rule, or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, which violation would have a Material Adverse Effect; and no consent, approval, authorization, order, registration, or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares and Warrant Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares and Warrant Shares and such consents, approvals, authorizations, registrations, or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares and Warrant Shares by the Underwriters;

(xiv) Neither the Company nor any of its subsidiaries is (A) in violation of its Certificate of Incorporation or Bylaws; or (B) in default in the performance or observance of any obligation, agreement, covenant, or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease, or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which default would be reasonably expected to have a Material Adverse Effect;

(xv) The Company and its subsidiaries are in compliance with all laws, regulations, and orders applicable to it or its businesses, including without limitation, the Real Estate Settlement Procedures Act, 12 U.S.C. 2601 et seq., and the laws, rules, and regulations regarding development and implementation of anti-money laundering and customer identification programs, except where the failure to be so in compliance of any such law, rule, or regulation would not reasonably be expected to have a Material Adverse Effect;

(xvi) The statements set forth in the Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Stock under the captions, “Management — Stock Option Plans — 1996 Stock Option Plan,” “Management — Stock Option Plans — Non-Employee Directors Stock Option Plan,” “Certain Transactions,” and “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete, and fair;

(xvii) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate be reasonably likely to have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened by governmental authorities or others;

(xviii) The Company is not and, after giving effect to the offering and sale of the Shares, and the application of the proceeds thereof and from the exercise of the Warrant as described in the Prospectus, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xix) The consolidated financial statements of the Company included or incorporated by reference in the Prospectus and the Registration Statement present fairly, in all material respects, the combined financial position of the Company and its subsidiaries, at the dates indicated and the results of their operations and cash flows for the periods indicated in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved; the selected financial data set forth under the captions “Prospectus Summary — Summary Financial and Other Data” and “Selected Consolidated Financial Data” present fairly, in all material respects, the information included or incorporated by reference therein;

(xx) The Company has filed, or has caused to be filed, all non-U.S., U.S. federal, state, and local tax returns that are required to be filed or has requested extensions thereof and has paid all taxes required to be paid by it and any other assessment, fine, or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine, or penalty that is currently being contested in good faith and except as disclosed in the Prospectus;

(xxi) The Company and its subsidiaries possess all material licenses, certificates, permits, and other authorizations issued by the appropriate U.S. federal, state, or non-U.S. regulatory authorities necessary to conduct their respective businesses, all of which are in full force and effect, and none of the Company or any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization, or permit;

(xxii) Each of the Company and its subsidiaries and any “plan” (as defined in Section 3(3) of United States Employee Retirement Income Security Act of 1974 (“ERISA”)) in which employees of the Company and its subsidiaries are eligible to participate is in compliance in all material respects with the presently applicable provisions of ERISA and the regulations and published interpretations thereunder. Neither the Company nor any of its subsidiaries has, at any time, maintained, contributed to, or had any obligation to contribute to, or has any liability (fixed or contingent) with respect to, any plan subject to Title IV of ERISA or to the funding requirements of Section 412 of the United States Internal Revenue Code including any plan which constituted a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA or any plan subject to Sections 4063 or 4064 of ERISA (“multiple employer plan”);

(xxiii) The Company and its subsidiaries own or have valid, binding, and enforceable licenses or other rights to use any material patents, trademarks, trade names, service marks, service names, copyrights, and other proprietary intellectual property rights (“Intellectual Property”) necessary to conduct the business of the Company and its subsidiaries in the manner in which such business is being conducted as described in the Prospectus; except where the failure to own or possess such rights would not have a Material Adverse Effect; no valid United States or foreign patent is, to the knowledge of the Company and its subsidiaries, infringed upon by the activities of the Company or its subsidiaries; there are no actions, suits, or judicial proceedings pending relating to patents or proprietary information to which the Company or its subsidiaries is a party or of which any property of the Company or its subsidiaries is subject, and, to the knowledge of the Company and its subsidiaries, no actions, suits, or judicial proceedings have been threatened by governmental authorities; except as set forth in the Prospectus, neither the Company nor any of its subsidiaries is aware of any claim by others that the Company or its subsidiaries are infringing or otherwise violating the Intellectual Property of others and is not aware of any rights of third parties to any of the patent applications, licensed patents, or licenses of the Company or of its subsidiaries which could affect materially the use thereof by the Company or its subsidiaries;

(xxiv) There are no contracts, agreements, or understandings between the Company or any of its subsidiaries and any person granting such person the right to require the Company or any of its subsidiaries to file a registration statement under the Act with respect to any securities of the Company or any of its subsidiaries or to include any securities of the Company or any of its subsidiaries with the Shares and Warrant Shares registered pursuant to the Registration Statement, except as otherwise disclosed in the Prospectus;

(xxv) There are no contracts or other documents which are required to be described in the Prospectus or to be filed as exhibits to the Registration Statement by the Act which are not so described or filed;

(xxvi) None of the Company or any of its subsidiaries, nor to the knowledge of the Company, any director, officer, agent, or employee, or other person acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment, or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment to any person or entity;

(xxvii) There are no relationships (including without limitation any loans or advances), direct or indirect, nor has any transaction been entered into since January 1, 2002, between or among the Company and its subsidiaries on the one hand, and the directors, officers, stockholders, customers, or suppliers of the Company (other than the Company and its subsidiaries) on the other hand which are required to be described in the Prospectus by the Securities Act or by the Rules and Regulations which have not been described in the Prospectus;

(xxviii) KPMG LLP, who have certified certain financial statements of the Company and its subsidiaries are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(xxix) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal controls over financial reporting are effective to perform the functions for which they were designed and the Company is not aware of any material weaknesses in its internal controls over financial reporting and based on the evaluation of its internal control over financial reporting, the Company has no reason to believe that it will not be in compliance, on a timely basis, with Section 404, entitled “Management’s Assessment of Internal Controls”, of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or any successor provisions;

(xxx) Since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(xxxi) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; such disclosure controls and procedures are effective to perform the functions for which they were designed;

(xxxii) The minute books of each of the Company and its subsidiaries for which minute books are kept have been made available to the Underwriters and contain a summary, in all material respects, of all meetings and actions of the directors, stockholders, members, and managers (as the case may be) of the Company and its subsidiaries since January 1, 2002, and reflect all transactions referred to in such minutes accurately in all material respects;

(xxxiii) The Company, and to the Company’s knowledge, any of its officers, directors, or affiliates has not taken and may not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares or the Warrant Shares.

(b) Each of the Selling Stockholders severally represents and warrants to, and agrees with, each of the Underwriters and the Company that:

(i) All consents, approvals, authorizations, and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and the Power-of-Attorney and the Custody Agreement hereinafter referred to, and for the sale and delivery of the Shares and Warrant to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling Stockholder has full right, power, and authority to enter into this Agreement, the Power-of-Attorney, and the Custody Agreement and to sell, assign, transfer, and deliver the Shares and Warrant to be sold by such Selling Stockholder hereunder;

(ii) The sale of the Shares and Warrant to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with all of the provisions of this Agreement, the Power-of-Attorney, and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation, Warrant, Partnership Agreement, Bylaws, Memorandum of Association, Articles of Association, Limited Liability Company Operating Agreement, or similar instruments or agreements of organization of such Selling Stockholder, as applicable, or any statute or any order, rule, or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder;

(iii) Such Selling Stockholder has, and immediately prior to each Time of Delivery (as defined in Section 4 hereof) such Selling Stockholder will have, good and valid title to the Shares and Warrant to be sold by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities, or claims; and, upon delivery of such Shares and Warrant and payment therefor pursuant hereto, good and valid title to such Shares and Warrant, free and clear of all liens, encumbrances, equities, or claims, will pass to the several Underwriters; if such Selling Stockholder is selling the Warrant hereunder, such Selling Stockholder represents that (a) the Warrant constitutes a valid and legally binding agreement and is enforceable in accordance with its terms, except as the enforcement hereof or thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or affecting the rights and remedies of creditors or by general principles of equity, (b) the Underwriters will have the right to exercise the Warrant in full in accordance with the terms thereof and will acquire good and valid title to the Warrant Shares to be delivered upon exercise thereof, free and clear of all liens, encumbrances, equities, or claims, (c) the exercise price of such Warrant is $2.27 per share;

(iv) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the initial “Lock-Up Period”), not to offer, sell, contract to sell, or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement) (it being understood that the foregoing restrictions preclude each Selling Stockholder from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of Stock held by such Selling Stockholder even if such Stock would be disposed of by someone other than such Selling Stockholder and that such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale, or grant of any right (including without limitation any put or call option) with respect to Stock held by such Selling Stockholder or with respect to any security that includes, relates to, or derives any significant part of its value from such Stock), or to request or demand registration pursuant to the Act of any Shares or to publicly announce any intent to seek any such registration, without the prior written consent of Ryan Beck & Co., Inc.; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless Ryan Beck & Co., Inc. waives, in writing, such extension;

(v) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares and Warrant;

(vi) To the extent that any statements or omissions made in or incorporated by reference in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein, such Preliminary Prospectus and the Registration Statement did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(vii) In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder will deliver to you prior to or at the First Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

(viii) Certificates and warrants in negotiable form representing all of the Shares and Warrant to be sold by such Selling Stockholder hereunder have been placed in custody under a Custody Agreement,

in the form heretofore furnished to you (the “Custody Agreement”), duly executed and delivered by such Selling Stockholder to Continental Stock Transfer & Trust Co., as custodian (the “Custodian”), and such Selling Stockholder has duly executed and delivered a Power-of-Attorney, in the form heretofore furnished to you (the “Power-of-Attorney”), appointing the persons indicated in Schedule II hereto, and each of them, as such Selling Stockholder’s attorneys in fact (the “Attorneys-in-Fact”) with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriters to the Selling Stockholders as provided in Section 2 hereof, to authorize the delivery of the Shares and Warrant to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement; and

(ix) The Shares represented by the certificates and Warrant held in custody for such Selling Stockholder under the Custody Agreement are subject to the interests of the Underwriters hereunder; the arrangements made by such Selling Stockholder for such custody, and the appointment by such Selling Stockholder of the Attorneys-in Fact by the Power-of-Attorney, are to that extent irrevocable; the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event; if any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares and Warrant hereunder, certificates representing the Shares and the Warrant shall be delivered by or on behalf of the Selling Stockholders in accordance with the terms and conditions of this Agreement and of the Custody Agreements; and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution, or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution, or other event.

2. Subject to the terms and conditions herein set forth, (a) the Company and each of the Selling Stockholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each of the Selling Stockholders, at a purchase price per share of $ [            ], the number of Firm Shares (to be adjusted so as to eliminate fractional shares) determined by multiplying the aggregate number of Shares to be sold by the Company and each of the Selling Stockholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company and all of the Selling Stockholders hereunder; (b) FinWest agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from FinWest, the Warrant in the respective amounts set forth opposite the name of such Underwriter in Schedule II hereto at a purchase price per share equal to $            for each Warrant Share issued upon exercise of the Warrant; and (c) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised. Sanders Morris Harris, Inc. acknowledges that such firm has not been involved in the determination or recommendation of the purchase price per Firm Share or the purchase price per Warrant Share set forth in this Section 2.

The Company hereby grants to the Underwriters the right to purchase at their election up to [            ] Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 45 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares, Optional Shares, and Warrant Shares, for sale upon the terms and conditions set forth in the Prospectus.

4. (a) The Shares and Warrant to be purchased and Warrant Shares to be issued upon exercise by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Ryan Beck & Co., Inc. may request upon at least two business days prior notice to the Company and the Selling Stockholders shall be delivered by or on behalf of the Company and the Selling Stockholders to Ryan Beck & Co., Inc., through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of federal (same-day) funds to the account specified by the Company and each of the Selling Stockholders, as their interests may appear, to Ryan Beck & Co., Inc. at least two business days in advance. The Company will cause the certificates representing the Shares and Warrant Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares and Warrant Shares, 9:30 a.m., New York time, on [            ], 2005 or such other time and date as Ryan Beck & Co., Inc., the Company, and the Selling Stockholders may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by Ryan Beck & Co., Inc. in the written notice given by Ryan Beck & Co., Inc. of the Underwriters’ election to purchase such Optional Shares, or such other time and date as Ryan Beck & Co., Inc. and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares and Warrant Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b) The Company agrees, upon exercise of the Warrant on the Time of Delivery by the Underwriters in accordance with the terms of the Warrant, to deliver the Warrant Shares to the Underwriters for the respective accounts of the Underwriters (in book-entry form in the name of DTC or its nominee or in the form of definitive certificates issued in such names and in such denominations as the Underwriters may direct by notice in writing to the Company to the transfer agent for the Stock, in each case given at or prior to 9:30 A.M., New York time, on the second full business day preceding the First Time of Delivery) against payment of the exercise price payable for the Warrant Shares under the terms of the Warrant by same-day wire transfer to an account at a bank reasonably acceptable to the Underwriters payable to the order of the Company, all at the offices of Greenberg Traurig, LLP, 2375 E. Camelback Road, Suite 700, Phoenix, Arizona 85016. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder.

(c) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Shares, Warrant, and Warrant Shares and any additional documents requested by the Underwriters pursuant to Section 7(l) hereof, will be delivered at the offices of Greenberg Traurig, LLP, 2375 E. Camelback Rd., Suite 700, Phoenix, Arizona 85016 (the “Closing Location”), and the Shares, Warrant, and Warrant Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 3:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday, and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus, of the suspension of the qualification of the Shares or Warrant Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares or Warrant Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares or Warrant Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c) Prior to 10:00 A.M., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares or Warrant Shares and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, or to file under the Exchange Act any document that would be deemed to be incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus or file such document which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares or Warrant Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e) During the Lock-Up Period, not to offer, sell, contract to sell, or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares or Warrant Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement) (it being understood that the foregoing restrictions preclude the Company from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Company’s Stock even if such Stock would be disposed of by someone other than the Company and that such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to Company Stock or with respect to any security that includes, relates to, or derives any significant part of its value from such Stock), without the prior written consent of Ryan Beck & Co., Inc.; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless Ryan Beck & Co., Inc. waives, in writing, such extension; the Company will provide the Underwriters and each stockholder subject to the Lock-Up Period pursuant to the lockup letters described in Section 7(j) with prior notice of any such announcement that gives rise to an extension of the Lock-Up Period;

(f) To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of operations, stockholders’ equity, and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

(g) During a period of three years from the effective date of the Registration Statement, to the extent not available on EDGAR, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

(h) To use the net proceeds received by it from the sale of the Shares and the exercise of the Warrant pursuant to this Agreement in the manner specified in the Prospectus under the caption “Use of Proceeds”;

(i) To file an additional listing application relating to the Shares on the National Association of Securities Dealers Automated Quotations National Market System (“NASDAQ”);

(j) Not to take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Securities and Exchange Act of 1934, as amended, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(k) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act; and

(l) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks, and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the online offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee, and may not be assigned or transferred.

6. The Company and each of the Selling Stockholders covenant and agree with one another and with the Underwriters that (a) the Company will pay or cause to be paid, and each Selling Stockholder other than FinWest will pay their respective pro rata share of, the following: (i) the fees, disbursements, and expenses of the Company’s counsel and accountants in connection with the registration of the Shares and Warrant Shares under the Act and all other expenses in connection with the preparation, printing, and filing of the Registration Statement, any Preliminary Prospectus, and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof), and any other documents in connection with the offering, purchase, sale, and delivery of the Shares, Warrant, and Warrant Shares; (iii) all expenses in connection with the qualification of the Shares and Warrant Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including up to $50,000 fees (plus disbursements) of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey payable in accordance with the terms of that certain engagement letter, dated August 24, 2005, between the Company and Ryan Beck & Co., Inc. (the “Engagement Letter”); (iv) all fees and expenses in connection with listing the Shares and Warrant Shares on NASDAQ; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares, Warrant, and Warrant Shares; (vi) up to $100,000 of fees and disbursements of counsel for the Underwriters in connection with the transactions contemplated pursuant to this Agreement, or such greater amount as agreed by the Company payable in accordance with the terms of the Engagement Letter; (vii) the cost of preparing stock certificates; (viii) the cost and charges of any transfer agent or registrar; (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; and (x) any other fees and expenses contemplated in the Engagement Letter; and (b) such Selling Stockholder will pay or cause to be paid all costs and expenses incident to the performance of such Selling Stockholder’s obligations hereunder which are not otherwise specifically provided for in this Section, including (i) any fees and expenses of counsel for such Selling Stockholder; (ii) such Selling Stockholder’s pro rata share of the fees and expenses of the Attorneys-in-Fact and the Custodian; (iii) all expenses and taxes incident to the sale and delivery of the Shares and Warrant to be sold by such Selling Stockholder to the Underwriters hereunder; and (iv) such Selling Stockholder’s pro rata portion of the fees payable to Miller Capital Corporation in connection with the offering. In connection with clause (b)(iii) of the preceding sentence, Ryan Beck & Co., Inc. agrees to pay New York State stock transfer tax, and each Selling Stockholder agrees to reimburse Ryan Beck & Co., Inc. for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that the Company shall bear, and the Selling Stockholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares, Warrant, or Warrant Shares pursuant to this Agreement, and that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares or Warrant Shares by them, and any advertising expenses connected with any offers they may make.

7. The obligations of the Underwriters hereunder, as to the Shares, Warrant, or Warrant Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and of the Selling Stockholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Greenberg Traurig, LLP, counsel for the Underwriters, shall have furnished to you its written opinion, dated such Time of Delivery, with respect to such matters as you may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters;

(c) Squire, Sanders & Dempsey, L.L.P. (“Squire Sanders”), counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

(i) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the state of Delaware, and has the corporate power and authority to own its property and to conduct its business as described in the Prospectus;

(ii) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly authorized, validly issued, fully paid, and non assessable and conform to the description of the Stock contained in the Prospectus; the Shares and Warrant Shares have been duly authorized by all necessary corporate action on the part of the Company, and when issued and delivered by the Company in accordance with this Agreement against payment of the consideration set forth in this Agreement, in the case of the Shares, or upon exercise of the Warrant and payment of the exercise price in accordance with the terms of the Warrant, in the case of the Warrant Shares, will be duly authorized, validly issued, fully paid, and non assessable; and the Shares and Warrant Shares conform to the description of the Stock contained in the Prospectus;

(iii) The Company has been duly qualified to do business and is in good standing as a foreign corporation under the laws of each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of failure to be so qualified in any such jurisdiction (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

(iv) Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; and all of the issued shares of capital stock of each such subsidiary have been duly and validly authorized and issued, are fully paid and nonassessable, and (except as set forth in the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities, or claims (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

(v) To such counsel’s knowledge, except as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and to such counsel’s knowledge, no such proceedings have been threatened by governmental authorities or others;

(vi) Each of this Agreement and the Warrant has been duly authorized, executed, and delivered by the Company;

(vii) The issue and sale of the Shares and Warrant Shares being delivered at such Time of Delivery to be sold by the Company, the exercise of the Warrant by the Underwriters pursuant to its terms, and the compliance by the Company with all of the provisions of this Agreement and the Warrant and the consummation of the transactions herein or therein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument binding upon the Company that is listed as an exhibit to the Company’s periodic filings under the Exchange Act, (B) result in any violation of the provisions of the Certificate of Incorporation or Bylaws of the Company or of the Warrant, or (C) result in any violation of any statute or any order, rule, or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their property which violation would, individually or in the aggregate, have a Material Adverse Effect;

(viii) No consent, approval, authorization, order, registration, or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares and Warrant Shares or the consummation by the Company of the transactions contemplated by this Agreement, except (A) NASDAQ with respect to Notification Form; Listing of Additional Shares, (B) the registration under the Act of the Shares and Warrant Shares, and (C) such consents, approvals, authorizations, registrations, or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares and Warrant Shares by the Underwriters; except for such consents, approvals, authorizations, orders, registrations, or qualifications (x) as have been obtained on or prior to the Time of Delivery, or (y) as are not required to be obtained on or prior to the Time of Delivery that will be obtained when required;

(ix) Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation or Bylaws, or to such counsel’s knowledge, in default in the performance or observance of any obligation, agreement, covenant, or condition contained in any indenture, mortgage, deed of trust, loan agreement, or lease or agreement or other instrument to which it is a party or by which it or any of its properties may be bound that is listed as an exhibit to the Company’s periodic filings under the Exchange Act (and to such counsel’s knowledge, there are no other material agreements required to have been so filed or required to be filed as of the date hereof);

(x) The statements set forth in the Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock and under the captions “Management — Stock Options — 1996 Stock Option Plan,” “Management — Stock Options — Non-Employee Directors Stock Option Plan,” “Certain Relationships and Related Party Transactions,” and “Underwriting,” insofar as such statements constitute a summary of documents referred to therein, or matters of law, fairly summarize in all material respects the information called for with respect to such documents and matters;

(xi) The Company is not, and after giving effect to the exercise of the Warrant by the Underwriters, the offering and sale of the Shares and Warrant Shares, and the application of net proceeds therefrom as described in the Prospectus under the caption “Use of Proceeds” will not be, an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended;

(xii) To such counsel’s knowledge, the holder of outstanding shares of capital stock of the Company are not entitled to preemptive or rights of first refusal or other similar rights to subscribe for the Shares and Warrant Shares; except as set forth in the section captioned “Capitalization” in the Prospectus, to the best of such counsel’s knowledge there were no options, warrants, or other rights to purchase or acquire any authorized but unissued shares of capital stock of the Company; to the best of such counsel’s knowledge, except as set forth in the Prospectus, no holders of securities of the Company have rights to require the registration under the Act or the resales of such securities;

(xiii) Based upon the oral advice of a member of the Staff of the Commission, the Registration Statement has become effective under the Act; any required filing of the Prospectus, and any supplement thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or overtly threatened; and

(xiv) The Registration Statement, as of the date it became effective, the Prospectus, and each amendment or supplement thereto, as of each of their respect dates prior to such Time of Delivery (other than the financial statements and related schedules included or incorporated by reference therein, as to which such counsel need express no opinion) (including any document incorporated by reference into the Prospectus) comply as to form in all material respects with the requirements of the Act or the Exchange Act and the rules and regulations thereunder; although they do not assume any responsibility for the accuracy, completeness, or fairness of the statements contained in the Registration Statement or the Prospectus, (except as otherwise indicated above in subsection (x) of this Section 7(c)), on the foregoing basis, no facts have come to their attention that lead them to believe that (A) the Registration Statement at the time it became effective under the Act (including the information deemed to be a part of the Registration Statement at the time it became effective pursuant to Rule 430A under the Act), as of the date hereof and as of the Time of Delivery, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except that such counsel need express no view as to financial statements, schedules and statistical information contained therein or incorporated by reference), and (ii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Time of Delivery, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need express no view as to financial statements, schedules, and statistical information contained therein or incorporated by reference). With respect to such statement, Squire Sanders may state that their belief is based upon the procedures set forth therein, but is without independent check and verification. Additionally, such counsel shall state they do not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement (or filed under the Exchange Act) or required to be described in the Registration Statement or the Prospectus which are not filed or described as required;

(d) The respective counsel for each of the Selling Stockholders, as indicated in Schedule II hereto, each shall have furnished to you their written opinion with respect to each of the Selling Stockholders for whom they are acting as counsel, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

(i) A Power-of-Attorney and a Custody Agreement have been duly executed and delivered by such Selling Stockholder and constitute valid and binding agreements of such Selling Stockholder in accordance with their terms;

(ii) This Agreement has been duly executed and delivered by or on behalf of such Selling Stockholder; and the sale of the Shares and Warrant to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with all of the provisions of this Agreement, the Power-of-Attorney, and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument known to such counsel to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, nor will such action result in any violation of the provisions of the Warrant or the Certificate of Incorporation, Partnership Agreement, Bylaws, Memorandum of Association, Articles of Association, Limited Liability Company Operating Agreement, or similar instruments or agreements of organization of such Selling Stockholder, as applicable, or any order, rule, or regulation known to such counsel of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder;

(iii) No consent, approval, authorization, or order of any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement in connection with the Shares or Warrant to be sold by such Selling Stockholder hereunder, except such as have been obtained under the Act and such as may be required under state securities or Blue Sky laws in connection with the purchase of the Shares and Warrant and distribution of the Shares or Warrant Shares by the Underwriters; and

(iv) Immediately prior to such Time of Delivery, such Selling Stockholder had good and valid title to the Shares and Warrant to be sold at such Time of Delivery by such Selling Stockholder under this Agreement, free and clear of all liens, encumbrances, equities, or claims, and full right, power, and authority to sell, assign, transfer, and deliver the Shares and Warrant to be sold by such Selling Stockholder hereunder;

(v) Good and valid title to such Shares and Warrant, free and clear of all liens, encumbrances, equities, or claims, has been transferred to each of the several Underwriters who have purchased such Shares and Warrant in good faith and without notice of any such lien, encumbrance, equity, or claim or any other adverse claim within the meaning of the Uniform Commercial Code.

In rendering the opinion in paragraph (iv), such counsel may rely upon a certificate of such Selling Stockholder in respect of matters of fact as to ownership of, and liens, encumbrances, equities, or claims on, the Shares and Warrant sold by such Selling Stockholder, provided that such counsel shall state that they believe that both you and they are justified in relying upon such certificate;

(e) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, KPMG LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto containing statements and information of the type customarily included in accountants’ comfort letters to underwriters with respect to the financial statements, and certain other financial information contained or incorporated by reference in the Prospectus, including, without limitation, the financial statements and certain other financial information included or incorporated by reference in the Prospectus;

(f) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood, or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order, or decree, otherwise than as set forth or contemplated in the Prospectus; and (ii) since the respective dates as of which information is given in the

Prospectus there shall not have been any change in the capital stock (other than upon the issuance or exercise of shares or stock options granted in the ordinary course of business pursuant to the Company’s existing stock option plans as set forth in the Prospectus) or long term debt of the Company or any of its subsidiaries or any change, or any development specifically related to the Company or its industry that would be reasonably likely to result in a Material Adverse Effect, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the sole and reasonable judgment of the Underwriters so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares, Warrant, or Warrant Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(g) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act; (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities; and (iii) no downgrading shall have occurred of United Capital Title Insurance Company (“UCTIC”) by any independent rating agency designed to indicate the financial condition or claims paying ability of UCTIC.

(h) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on NASDAQ; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political, or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the sole and reasonable judgment of the Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares, Warrant, or Warrant Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(i) The Shares and Warrant Shares to be sold at such Time of Delivery shall have been duly listed for quotation on NASDAQ;

(j) Each executive officer and director of the Company each Selling Stockholder, and each stockholder owning more than 5% of the outstanding Stock of the Company shall have delivered to the Underwriters executed copies of an agreement substantially to the effect set forth in Subsection 1(b)(iv) hereof in form and substance satisfactory to you;

(k) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

(l) The Company and the Selling Stockholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and of the Selling Stockholders, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Stockholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Stockholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (f) of this Section.

8. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages, or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made or incorporated by reference in any Preliminary Prospectus, the Registration Statement, or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Underwriters expressly for use therein; provided, further, that this indemnity agreement with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, liabilities, claims, damages, or expenses purchased Shares or Warrant Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any such amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if such is required by law, at or prior to the written confirmation of the sale of such Shares or Warrant Shares to such person and if the Prospectus (as so amended or supplemented) would have corrected the defect giving rise to such loss, liability, claim, damage, or expense.

(b) Each of the Selling Stockholders will indemnify and hold harmless each Underwriter against any losses, claims, damages, or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Underwriters expressly for use therein. In no event shall the liability of any Selling Stockholder for indemnification under this Section 8(b) exceed the proceeds received by such Selling Stockholder from the Underwriters in the offering.

(c) Each Underwriter will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages, or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Underwriters expressly for use therein; and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred, it being understood and agreed upon that the only information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the third paragraph under the caption “Underwriting,” the information relating to stabilizing transactions and passive market making contained in the twelfth, thirteenth, fourteenth, fifteenth, and sixteenth paragraphs under the caption “Underwriting,” and the information relating to penalty bids in the eleventh paragraph under the caption “Underwriting.”

(d) Each of the Selling Stockholders will indemnify and hold harmless the Company against any losses, claims, damages, or liabilities, joint or several, to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred. In no event shall the liability of any Selling Stockholder for indemnification under this Section 8(d) exceed the proceeds received by such Selling Stockholder form the Underwriters in the offering.

(e) The Company will indemnify and hold harmless each Selling Stockholder against any losses, claims, damages, or liabilities, joint or several, to which such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in any Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Selling Stockholder for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made or incorporated by reference in any Preliminary Prospectus, the Registration Statement, or the Prospectus, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Selling Stockholder through the Underwriters expressly for use therein.

(f) Promptly after receipt by an indemnified party under subsection (a), (b), (c), (d), or (e) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise, or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(g) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b), or (c) above in respect of any losses, claims, damages, or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (f) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Stockholders, and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (g) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (g). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, or liabilities (or actions in respect thereof) referred to above in this subsection (g) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (g), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (g) to contribute are several in proportion to their respective underwriting obligations and not joint.

(h) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (d) or (e) above in respect of any losses, claims, damages, or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Selling Stockholders on the other from the offering of the Shares, Warrant, and Warrant Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (f) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Selling Stockholders on the other in connection with the statements or omissions which resulted in such losses, claims, damages, or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Selling Stockholders on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (deducting expenses) received by the Company bear to the total net proceeds from the offering (deducting expenses) received by the Selling Stockholders. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Selling Stockholders on the other and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The Company and each of the Selling Stockholders agree that it would not be just and equitable if contributions pursuant to this subsection (h) were determined by pro rata allocation (even if the Selling Stockholders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (h). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, or liabilities ( or actions in respect thereof) referred to above in this subsection (h) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(i) The obligations of the Company and the Selling Stockholders under this Section 8 shall be in addition to any liability which the Company and the respective Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and such obligations shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.

9. (a) If any Underwriter shall default in its obligation to purchase the Shares, Warrant, or Warrant Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares, Warrant, or Warrant Shares on the terms contained herein. If within thirty six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, Warrant, or Warrant Shares then the Company and the Selling Stockholders shall be entitled to a further period of thirty six hours within which to procure another party or other parties satisfactory to you to purchase such Shares, Warrant, or Warrant Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholders that you have so arranged for the purchase of such Shares, Warrant, or Warrant Shares or the Company and the Selling Stockholders notify you that they have so arranged for the purchase of such Shares, Warrant, or Warrant Shares you or the Company and the Selling Stockholders shall have the right to postpone a Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares, Warrant, or Warrant Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares, Warrant, or Warrant Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares, Warrant, or Warrant Shares which remains unpurchased does not exceed one eleventh of the aggregate number of all the Shares and Warrant Shares to be purchased at such Time of Delivery, then the Company and the Selling Stockholders shall have the right to require each non defaulting Underwriter to purchase the number of Shares, Warrant, or Warrant Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non defaulting Underwriter to purchase its pro rata share (based on the number of Shares and Warrant Shares which such Underwriter agreed to purchase hereunder) of the Shares, Warrant, or Warrant Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares, Warrant, or Warrant Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares and Warrant Shares which remains unpurchased exceeds one eleventh of the aggregate number of all of the Shares and Warrant Shares to be purchased at such Time of Delivery, or if the Company and the Selling Stockholders shall not exercise the right described in subsection (b) above to require non defaulting Underwriters to purchase Shares, Warrant, and Warrant Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Stockholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non defaulting Underwriter or the Company or the Selling Stockholders, except for the expenses to be borne by the Company and the Selling Stockholders and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

10. The respective indemnities, agreements, representations, warranties, and other statements of the Company, the Selling Stockholders, and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Stockholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares, Warrant, and Warrant Shares.

11. If this Agreement shall be terminated pursuant to Section 9 hereof, neither the Company nor the Selling Stockholders shall then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason any Shares, Warrant, or Warrant Shares are not delivered by or on behalf of the Company and the Selling Stockholders as provided herein, subject to the maximum amounts set forth in the Engagement Letter, the Company and each of the Selling Stockholders pro rata (based on the number of Shares and Warrant Shares to be sold by the Company and such Selling Stockholder hereunder) will reimburse the Underwriters through you for all out of pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale, and delivery of the Shares, Warrant, and Warrant Shares not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to any Underwriter in respect of the Shares, Warrant, or Warrant Shares not so delivered except as provided in Sections 6 and 8 hereof.

12. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Ryan Beck & Co., Inc. on behalf of you as the Underwriters; and in all dealings with any Selling Stockholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice, or agreement on behalf of such Selling Stockholder made or given by any or all of the Attorneys-in-Fact for such Selling Stockholder.

All statements, requests, notices, and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Underwriters to Ryan Beck & Co., Inc. at 650 Madison Avenue, New York, New York, 10022, Attention: Michael J. Kollender (fax (212) 407-0898) and to Sanders Morris Harris Inc. at 3100 JP Morgan Chase Tower, Houston, Texas, 77002, Attention: Will Page (fax (713) 250-4294); each with a copy to Bruce E. Macdonough, Greenberg Traurig, LLP (fax (602) 445-8100); if to any Selling Stockholder shall be delivered or sent by mail, telex, or facsimile transmission to counsel for such Selling Stockholder at its address set forth in Schedule II hereto; and if to the Company shall be delivered or sent by mail, telex, or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8(d) hereof shall be delivered or sent by mail, telex, or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholders by you on request; provided, however, that notices under subsection 5(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Underwriters at Ryan Beck & Co., Inc. at 650 Madison Avenue, New York, New York, 10022, Attention: Michael J. Kollender (fax (212) 407-0898). Any such statements, requests, notices, or agreements shall take effect upon receipt thereof.

13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, and the Selling Stockholders and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors, and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares or Warrant Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

14. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

15. This Agreement shall be governed by and construed in accordance with the laws of the state of New York. Any dispute hereunder shall be brought in a federal or state court in the state of New York.

16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

17. Notwithstanding anything herein to the contrary, the Company and the Selling Stockholders (and the employees, representatives, and other agents of any of the foregoing) are authorized to disclose to any and all persons, the tax treatment, and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Stockholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax treatment” means U.S. federal and state income tax treatment, and “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and each of the Underwriters plus one for each counsel and the Custodian, if any counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company, and each of the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholders for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

Any person executing and delivering this Agreement as Attorney in Fact for a Selling Stockholder represents by so doing that he has been duly appointed as Attorney in Fact by such Selling Stockholder pursuant to a validly existing and binding Power-of-Attorney which authorizes such Attorney in Fact to take such action.

Very truly yours,

CAPITAL TITLE GROUP, INC., a Delaware corporation

By:
Mark C. Walker, Executive Vice President, Chief Operating Officer, Chief Financial Officer, Secretary, and Treasurer

FINWEST GROUP, a California corporation

By:
Mark C. Walker
As Attorney in Fact acting on behalf of each of the Selling Stockholders named in Schedule II to this Agreement

DONALD R. HEAD

By:
Mark C. Walker
As Attorney in Fact acting on behalf of each of the Selling Stockholders named in Schedule II to this Agreement

THEO F. LAMB

By:
Mark C. Walker
As Attorney in Fact acting on behalf of each of the Selling Stockholders named in Schedule II to this Agreement

ROBERT B. LIVERANT

By:
Mark C. Walker
As Attorney in Fact acting on behalf of each of the Selling Stockholders named in Schedule II to this Agreement

Accepted as of the date hereof:

RYAN BECK & CO., INC.

By:
Michael J. Kollender, Executive Vice President

SANDERS MORRIS HARRIS, INC.

By:
William W. Sprague, Managing Director

On behalf of each of the Underwriters

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Portion of Warrant to be Purchased (Expressed in Number of Warrant Shares)	Number of Optional Shares to be Purchased if Maximum Option Exercised
Ryan Beck & Co., Inc.
Sanders Morris Harris, Inc.

Total	6,550,000	300,000	1,027,500

SCHEDULE II

	Total Number of Firm Shares to be Sold	Portion of Warrant to be Sold (Expressed in Number of Warrant Shares)	Number of Optional Shares to be Sold
The Company	5,000,000	—	1,027,500

The Selling Stockholders:
Donald R. Head (a)	750,000	—	—
Theo F. Lamb (b)	750,000	—	—
Robert B. Liverant (c)	50,000	—	—
FinWest Group, a California corporation (d)	—	300,000	—

Total	6,550,000	300,000	1,027,500

(a)	This Selling Stockholder is represented by [Name and Address of Counsel] and has appointed [Names of Attorneys-in-Fact (not less than two)], and each of them, as the Attorneys-in-Fact for such Selling Stockholder.

(b)	This Selling Stockholder is represented by [Name and Address of Counsel] and has appointed [Names of Attorneys-in-Fact (not less than two)], and each of them, as the Attorneys-in-Fact for such Selling Stockholder.

(c)	This Selling Stockholder is represented by [Name and Address of Counsel] and has appointed [Names of Attorneys-in-Fact (not less than two)], and each of them, as the Attorneys-in-Fact for such Selling Stockholder.

(d)	This Selling Stockholder is represented by [Name and Address of Counsel] and has appointed [Names of Attorneys-in-Fact (not less than two)], and each of them, as the Attorneys-in-Fact for such Selling Stockholder.

ANNEX I

FORM OF COMFORT LETTER

[to come]

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